EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 9, 2005, which appears on page 15 of the annual report on Form 10-KSB of CorVu Corporation and Subsidiaries for the year ended June 30, 2005.


                                        /s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
December 20, 2005